Exhibit 5.1

[Paul, Hastings, Janofsky & Walker LLP Letterhead]

Atlanta

Beijing

Brussels

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Los Angeles

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Washington, DC

May 28, 2010

Six Flags Entertainment Corporation

1540 Broadway, 15th Floor

New York, New York 10036

Re:                                                       Six Flags Entertainment Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Six Flags Entertainment Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Company on the date hereof under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus included therein.  The Registration Statement relates to the registration for resale of 23,927,949 shares (the “Shares”) of common stock, par value $0.025 per share, of the Company by the selling securityholders named therein. The Shares were issued in connection with the Company’s emergence from bankruptcy under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) pursuant to the Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Company and certain of its subsidiaries (the “Plan”), dated April 1, 2010, as confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the order confirming the Plan pursuant to Section 1129 of the Bankruptcy Code, entered by the Bankruptcy Court on April 29, 2010.  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments of the Company as we have deemed necessary or appropriate to form a basis for the opinion hereinafter expressed.  In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary to form a basis for the opinions hereinafter expressed.  In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been validly issued, and are fully paid and non-assessable.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions relating thereto.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.  This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

Very truly yours,

PAUL, HASTINGS, JANOFSKY & WALKER LLP